Exhibit 10.3

FORM OF WARRANT EXCHANGE AGREEMENT1

THIS WARRANT EXCHANGE AGREEMENT (this “Agreement”) entered into on June 28, 2024, is by and between Eve Holding, Inc., a Delaware corporation (the “Company”), and the holder set forth on the signature page hereto (“Holder”).

RECITALS

WHEREAS, Holder currently holds [a] warrant[s] to purchase up to [●] shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at an exercise price of $11.50 per share (the “Existing Warrant[s]”);

WHEREAS, on the date hereof, the Holder entered into a subscription agreement (the “Subscription Agreement”) with the Company, pursuant to which, among other things, the Holder agreed to subscribe for and purchase from the Company [●] shares of Common Stock for a purchase price per share of Common Stock equal to the arithmetic average of the daily volume-weighted average price per share of the shares of Common Stock on the New York Stock Exchange (“NYSE”) over a period of twenty (20) consecutive trading days ending on the last full trading day prior to June 28, 2024, less a discount of 10% from such arithmetic average, which represents a purchase price per share of Common Stock of $4.00 and an aggregate purchase price of $[●], on the terms and subject to the conditions set forth therein (the “Investment”); and

WHEREAS, the Company and Holder wish to exchange the Existing Warrant[s] for a number of newly issued shares of Common Stock equal to 40% of the number of shares of Common Stock subject to the Existing Warrant[s];

THE PARTIES HEREBY AGREE AS FOLLOWS:

  Exchange of Existing Warrant[s]. At the Closing (as defined below), Holder shall surrender the Existing Warrant[s] for, and the Company shall cancel the Existing Warrant[s] and shall issue to Holder, [●] shares of Common Stock (adjusted for any stock dividends, combinations or splits after the date hereof and prior to the Closing (as defined below)) (the “Shares”). [At least one of the Warrant Exchange Agreements included the following: Other than the surrendering of the Existing Warrant by the Holder, the Company agrees that no payment or compensation is due by Holder in connection with the issuance of the Shares, and the Company hereby releases and discharges Holder for any obligation or liability arising from the Existing Warrant and the issuance of the Shares.]
  Cancellation and Surrender of Existing Warrant[s]. Holder agrees that, at the Closing [At least one of the Warrant Exchange Agreements included the following: and subject to the issuance of the Shares to the Holder], the Existing Warrant[s] will be canceled and of no further force or effect. Holder further agrees to surrender to the Company the Existing Warrant[s] or, if [any]2 Existing Warrant[s] has been lost, mutilated or destroyed, an affidavit to such effect [At least one of the Warrant Exchange Agreements included the following: and indemnity reasonably acceptable to the Company], and the Existing Warrant[s] shall be deemed cancelled and of no further force or effect as of the Closing and shall thereafter represent only the right to receive the Shares even if the Holder fails to surrender the Existing Warrant[s].

[1] Bracketed and/or footnoted provisions illustrate certain additional or alternative key provisions that were included in the forms specific to each Subscriber.
2 In place of the bracketed language, certain Warrant Exchange Agreements included the following: the.

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3.Closing. The closing of the exchange provided for in Section 1 of this Agreement (the “Closing”) shall take place immediately upon the consummation of the Investment.

4.           Representations and Warranties of Holder. Holder hereby represents and warrants that:

(a)The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms. The Holder is the owner, beneficially and of record, of the Existing Warrant[s], free and clear of any encumbrances.

(c)Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of the Holder’s organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of the Holder or to which the Holder or the Holder’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of the Holder [At least one of the Warrant Exchange Agreements included the following: except in the case of (ii) and (iii) as would not reasonably be expected to have a material adverse effect on the ability of Holder to enter into and timely perform its obligations under this Agreement].

(d)This Agreement is made with the Holder in reliance upon the Holder’s representation, which by the Holder’s execution of this Agreement the Holder hereby confirms, that the Shares to be received by the Holder are and will be acquired for investment for its own account and not with a view to the distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

[At least one of the Warrant Exchange Agreements included the following:

(e)The Holder has had the opportunity to ask questions of and receive answers from the Company regarding the Company and its Subsidiaries and to obtain additional information necessary to verify the accuracy of the information supplied or to which it had access.]

(f)The Holder acknowledges that an investment in the Shares is a speculative risk. The Holder is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Holder represents that it has not been organized for the purpose of acquiring the Shares to be acquired hereunder. The Holder understands that the Shares to be acquired hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated, in part, upon the accuracy of the Holder’s representations and warranties in this Section 4. The Holder is familiar with Regulation D promulgated under the Securities Act and represents that it is an “accredited investor” as defined in Rule 501(a) of such Regulation D.

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(g)The Holder understands that the Shares to be acquired hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 4(h) below. The Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h)The Holder understands that each of the certificates evidencing the Shares to be acquired hereunder may bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.”

(i)Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the exchange of the Existing Warrant[s] for the Shares.

(j)The Holder acknowledges that the issuance of the Shares is intended to be exempt from registration by virtue of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Holder has not taken any action that would cause such exemption not to be available.

5.                 Representations and Warranties of the Company

(a)The Company is duly organized, validly existing and in good standing under the laws of Delaware.

(b)The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms.

(c)Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of the Company’s organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of the Company or to which the Company or the Company’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of the Company.

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(d)The Shares to be issued to the Holder hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable[, and will not be subject to any preemptive, participation, rights of first refusal or other similar rights] [in place of the foregoing, a Warrant Exchange Agreement included the following: and free of any lien or transfer restriction, except as provided for in Sections 4(f) and (g)].

[(e)Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the exchange of the Existing Warrant[s] for the Shares.]

[In place of the foregoing, certain Warrant Agreements included the following:

[(e) The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions contemplated hereunder for which Holer may be liable.]

(f)The [Company acknowledges that the] issuance of the Shares [does not require registration under the Securities Act, and] is intended to be exempt from registration by virtue of Section 4(a)(2) of the Securities Act. The Company has not taken any action that would cause such exemption not to be available.

6.                 Termination. This Agreement shall terminate, without further action by any party, if the Investment Agreement is terminated in accordance with its terms.

7.                 Miscellaneous.

7.1Entire Agreement. This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

7.2Survival of Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

7.3Acknowledgment. Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects.

7.4Binding. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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7.5Enforceability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.6Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and [original and] the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.7Expenses. Each party shall pay all of its own expenses in connection with this Agreement and the transactions contemplated by this Agreement. [At least one of the Warrant Exchange Agreements included the following: However, the Issuer shall be solely responsible for the fees of the Transfer Agent and any stamp taxes associated with the issuance of the Shares.]

7.8Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of [Delaware]3, without giving regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

7.9Amendments and Waivers. This Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto.

[7.10Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.]4

7.11Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.12Transfer of Existing Warrant[s]. This Agreement may not be transferred or assigned without the prior written consent of the other party hereto, and any such attempted transfer or assignment shall be void.

[Signature Page Follows]

3 In place of the bracketed language, some Warrant Exchange Agreements included the following: New York.
4 In place of the bracketed language, some Warrant Exchange Agreements included the following: New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

EVE HOLDING, INC.

By:
	Name:	Johann Bordais
	Title:	Chief Executive Officer

By:
	Name:	Eduardo Couto
	Title:	Chief Financial Officer

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HOLDER:

[●]

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Exchange Warrant Agreement]

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